                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A
                                 Amendment No. 1

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) February 28, 2002

                    SECURITY INTELLIGENCE TECHNOLOGIES, INC.
         --------------------------------------------------------------
              Exact name of registrant as specified in its charter)

       Florida                           000-31779                    65-0928369
       -------                           ---------                    ----------
 (State or other jurisdiction      (Commission File No.)    (IRS Employer Identification No.)
 of formation)

                145 Huguenot Street, New Rochelle, New York 10801
          (Address of principal executive offices)      (Zip Code)


        Registrant's telephone number, including area code (914) 654-8700
                                                           --------------

                               HIPSTYLE.COM, INC.
                   1221 Brickell Avenue, Miami, Florida 33131
                   ------------------------------------------

          (Former name or former address, if changes since last report)

Item 1. Changes in Control of Registrant.

        On April 17, 2002, pursuant to an agreement and plan of merger among Security Intelligence Technologies, Inc., then known as HipStyle.com, Inc. (the "Company"), CCS International, Ltd., a Delaware corporation ("CCS"), and CCS Acquisition Corp., a Delaware corporation ("Acquisition Corp"), Acquisition Corp. was merged into CCS, with the result that CCS became a wholly-owned subsidiary of the Company. As a result of the merger:

        - The Company issued an aggregate of 11,900,000 shares of common stock, 3,500,000 shares of series A preferred stock and 1,500,000 shares of series B preferred stock to Mr. Ben Y. Jamil, the former stockholder of CCS, with each share of series A preferred stock and series B preferred stock being convertible into one share of common stock if the Company has either annual net revenue of $10,000,000 or net income of at least $1,000,000 prior to October 25, 2008, each share of series A preferred stock having 15 votes per share, and each share of series B preferred stock having no voting rights except as required by law.

        - Outstanding options and warrants to purchase a total of 1,800,500 shares of CCS' common stock were converted into options and warrants to purchase an equal number of shares of the Company's common stock at an exercise price of $.50 to $1.00 per share.

        - The Company's name was changed from HipStyle.com, Inc. to Security Intelligence Technologies, Inc.

        -       The Company's officers and directors resigned.

        - Ben Y. Jamil, Menachem Cohen, Tom Felice and Nomi Om, who were officer of CCS prior to the merger, were elected as directors and offices of the Company, and Sylvain Naar, who was a director of CCS, was elected as a director of the Company.

        - The Company entered into a three-year employment agreement with Mr. Jamil, the terms of which are described under "Employment Agreement."

        - CCS waived the obligations of the Company to provide the Company with $1,000,000 proceeds at the closing in exchange for the agreement of Atlas Equity Group, Inc., a principal stockholder of the Company prior to the merger, to pledge 1,500,000 shares of the Company's common stock, with such shares to be released if the Company receives net proceeds of $925,000 from a private placement of its securities by June 1, 2002, which date was subsequently extended to June 14, 2002. As of the date of this report, Atlas Equity has not delivered the shares to be held pursuant to the pledge agreement and the Company has not received the required funding.

        The business of CCS is described under "Item 2. Acquisition or Disposition of Assets."

        The merger is being accounted as a reverse acquisition, with CCS being treated as the acquired company. As a result, the Company's financial statements for period prior to the merger will be the financial statements of CCS. See Note 3 of Notes to Consolidated Financial Statements as of March 31, 2002.

        Set forth below is information concerning the directors and officers of the Company:

Name                          Age      Position
----                          ---      --------
Ben Y. Jamil                  69       Chairman of the board, president, chief executive officer
                                       and director
Tom Felice                    41       Vice president, chief operating officer and director

Menachem Cohen                49       Vice president and director
Nomi Om                       41       Vice president and director
Sylvain Naar                  61       Director


        Ben Y. Jamil has been chairman of the board, president, chief executive officer and a director of CCS since its organization in July 1992. He assumed such positions with the Company upon completion of the merger. Mr. Jamil has more than 40 years experience in government, military, law enforcement and business security, specializing in the design, manufacture and marketing of sophisticated, hi-tech systems for communication, voice and data privacy, surveillance and monitoring. In the absence of a chief financial officer, Mr. Jamil also serves as principal financial and accounting officer.

        Menachem Cohen has been vice president for Latin American sales and a director of CCS since January 2002 and became vice president and a director of the Company upon completion of the merger. He was a consultant to CCS from its inception in 1992 until 2002.

        Tom Felice has been vice president and a director of CCS since October 2001. He assumed these positions with the Company upon completion of the merger, at which time he was also elected chief operating officer. He joined CCS at its inception as vice president of consumer sales. He took a leave of absence in November 2000 to consult for a family business and returned to CCS in October 2001.

        Nomi Om has been vice president of international marketing for CCS since 1995 and a director since January 2002. She became vice president and a director of the Company upon completion of the merger. Starting with CCS in 1992 as production manager, Ms. Om became director of special projects as a sales engineer, and in 1995 was appointed Vice President of International Marketing and Director of the Company's Asian Market.

        Sylvain Naar has been a director of CCS since March 2002 and become a director of the Company upon completion of the merger. From 1990 to February 2002, Mr. Naar was vice president for product and business development at Copytele, a developer of advanced flat panel displays and secure communication products. With over 30 years experience in telecommunications, Mr. Naar has held numerous executive positions at Hazeltine, Thomson, CSF, and Alcatel.

Executive Compensation

        Ben Y. Jamil, chairman of the board and chief executive officer, received compensation of $135,200 for the fiscal year ended June 30, 2001 and $134,853 for the fiscal year ended June 30, 2000. No other officer or director of the Company received compensation in excess of $100,000 during these years. Mr. Jamil did not receive any bonus compensation or options other equity-based incentives during either of these years.

 Employment Agreement

        In April 2002, in connection with the completion of the merger, the Company entered into a three-year employment agreement with Ben Jamil pursuant to which Mr. Jamil agreed to serve as the Company's president and chief executive officer. The agreement calls for an annual base compensation of $250,000 and may be increased on each anniversary date commencing May 1, 2003 by 10% if the Company achieves certain performance criteria. In addition to the base salary, Mr. Jamil is eligible to receive an annual discretionary bonus commencing June 30, 2003, at the sole discretion of the board of directors. Pursuant to the agreement, the Company granted Mr. Jamil a non-qualified stock option to purchase 1,000,000 shares of common stock at an exercise price of $2.00 per share. These options vest upon achievement by the Company of $10,000,000 of annual revenues.

Stock Option Plan

        As of January 21, 2002, the board of directors of the Company adopted the 2002 Stock Plan, which provided for the grant of non-qualified stock options to purchase a maximum of 2,000,000 shares of common stock. The 2002 Plan provides for the grant of incentive stock options and nonqualified stock options to purchase shares of Common Stock, to directors, employees, officers, agents, consultants and independent contractors who perform services for the Company. As of June 20, 2002, options to purchase 2,000,000 shares of Common Stock have been granted pursuant to the 2002 Plan, in addition to the option granted to Mr. Jamil to purchase 1,000,000 pursuant to his employment agreement.


PRINCIPAL HOLDERS OF SECURITIES AND SECURITY HOLDINGS OF MANAGEMENT

        The following table and discussion provides information as to the shares of common stock beneficially owned on June 20, 2002 by:

    -   each director;

    -   each officer named in the summary compensation table;

    - each person owning of record or known by us, based on information provided to us by the persons named below, to own beneficially at least 5% of our common stock; and

    -   all officers and directors as a group.


                                           Shares of Common       Percentage of
                                         Stock Beneficially         Outstanding
     Name                                      Owned               Common Stock
     ----                                      -----               ------------
Ben Y. Jamil                                 11,900,000               70.8%
145 Huguenot Street
New Rochelle, New York 10801
Michael Farkas                                1,347,000                8.0%
1221 Brickell Avenue
Miami, FL 33131

Menachem Cohen                                                         1.8%
Tom Felice                                      250,000                1.5%
Nomi Om                                         200,000                1.2%
Sylvain Naar                                     10,000                 *
All directors and officers as a              12,660,000               72.0%
group (five individuals)

----------
    *   Less than 1%


        Except as otherwise indicated each person has the sole power to vote and dispose of all shares of common stock listed opposite his name. Stockholders are deemed to own shares of common stock issuable upon the exercise of options or upon conversion of convertible securities which are exercisable or convertible within 60 days of June 20-, 2002.

        The shares beneficially owned by Michael Farkas represents 75,000 shares of common stock owned by him, 468,000 shares of common stock owned by Mr. Farkas' wife, Rebecca Farkas, as to which he disclaims beneficial ownership, and 804,000 shares of common stock owned by Atlas Equity Group, which is beneficially owned by Mr. Farkas.

        Atlas Equity has agreed to pledge 1,500,000 shares of common stock, which shares are to be released to Atlas Equity if we raise $925,000 by June 14, 2002. As of the date of this report, Atlas Equity has not delivered the shares to be pledged and we have not received any financing.

        The shares beneficially owned by Mr. Cohen, Mr. Felice, Ms. Om and Mr. Naar represent shares of common stock issuable upon exercise of options held by them.

        Prior to January 31, 2002, Mr. Ben Y. Jamil, our chief executive officer, owned all of the outstanding stock of CCS' and five affiliated companies (the "Affiliates"). On January 31, 2002, Mr. Jamil entered into agreements pursuant to which he was to sell 30% of his ownership in the Affiliates to two financial consultants. On February 28, 2002, pursuant to a stock exchange agreement, CCS issued 3,500,000 shares of series A preferred stock to Mr. Jamil in exchange for his 70% interest in the Affiliates, and was to issue 1,500,000 shares of series B preferred stock to designees of the two financial consultants in exchange for their 30% interest in the Affiliates. Mr. Jamil has advised us that (a) neither the two financial consultants nor their designees paid him for the 30% interest in the Affiliates, (b) he never formally transferred any stock ownership in these corporations to the financial consultants or their designees, and (c) he gave the two consultants and their designees notice that, in view of their failure to pay him for his stock in the Affiliates, the agreement was terminated and neither the consultants nor their designee has any interest in the series B preferred stock or the stock in the Affiliates. The 1,500,000 shares of series B preferred stock were issued to Mr. Jamil; however, the two financial consultants or their designees may claim that they are entitled to these shares or that they are entitled to a 30% interest in the Affiliates.

Item 2. Acquisition or Disposition of Assets.

        On April 17, 2002, the Company acquired the all of the stock of CCS pursuant to the merger described in "Item 1. Changes in Control of Registrant." As a result of the merger the Company's sole business is the business which was conducted by CCS prior to the merger. References in this Item 2 to "we," "us," "our" and words of similar import refer to the Company following completion of the merger and relate to the business of CCS both before and after the merger.

        We manufacture, market and sell security products and security risk management services. Our products and services are used throughout the world by military, law enforcement and security personnel in the public and private sectors, as well as governmental agencies, multinational corporations and non-governmental organizations. Our products include a broad range of professional, branded law enforcement and consumer equipment such as covert audio and video intercept, electronic countermeasures, video, photo, and optical systems, radio communication, explosive contraband detection, armored vehicles and clothing, nuclear, biological and chemical masks and protective clothing, VSA(R) (voice stress analysis) lie detection, global positioning systems, knows as "GPS" systems, used for tracking, locating and recovering vehicles and fleet management, and personal protection apparatus.

        We are a Florida corporation organized under the name Hipstyle.com, Inc. in the state of Florida on June 22, 1999. In April 2002, our corporate name was changed to Security Intelligence Technology, Inc. Our principal executive offices are located at 145 Huguenot Street, New Rochelle, New York 10801, telephone (914) 654-8700. Our website is www.spyzone.com. Neither the information nor other statements contained in our website nor the information contained in any other Internet website is a part of this current report on Form 8-K.

RISK FACTORS

        We require significant working capital in order to fund our operations. At March 31, 2002, we had a working capital deficit of $1,300,305. In order to develop and market our products and pay our current liabilities, we require additional working capital. The merger did not provide us with any working capital, and we have not been able to raise any capital since the completion of the merger. In the event that we are unable to raise the necessary funding we may be unable to continue operations.

        We have been operating at a loss, and our losses are continuing. We sustained losses of $1,160,918, or $.10 per shares, for the nine months ended March 31, 2002, $326,327, or $.03 per share, for the fiscal year ended June 30, 2001, after generating income of $13,093, or $.00 per share, for the fiscal year ended June 30, 2000, and our losses are continuing. We cannot give any assurance that we can or will ever operate profitably. If we do not have access to the most current technology, we may not be able to market our products and services. The security industry is constantly changing to meet new requirements, which result from both new threats to government and industry, both from potential threats to persons and property to industrial and governmental espionage, as well as general concern about personal safety. In order to meet these needs we will both have to anticipate problems and develop methods or reducing the potential risk. Our failure to anticipate our potential clients' requirements or to be able to provide them with the most current technology may impair our ability to sell our products.

        Because of our limited resources, we may not be able to develop or implement a successful marketing program. Our ability to implement an expanded marketing program is dependent upon our ability to fund the program. If we are not able to obtain necessary financing, we may be unable to market our products. Furthermore, our financial condition may inhibit potential customers from purchasing our equipment and our competitors may use our financial condition in marketing to the same customers.

        The security industry is subject to government regulations, which if violated, could restrict one from conducting all or a significant portion of international business. The United States and other governments have strict regulations concerning the exporting and importing of security devices, may restrict sales of certain products to bona fide law enforcement agencies or may restrict the sale of products in or from the United States. If we violate any of these laws, we may be subject to civil or criminal prosecutions. If we are charged with any such violations, regardless of whether we are ultimately cleared, we may be unable to sell our products. See "Legal Proceedings" in connections with charges that certain of our officers engaged in criminal conduct in violation of United States law and an investigation by United States Customs Service concerning an alleged sale by CCS of certain restricted products without possessing an appropriate license.

        Because we are dependent on our management, the loss of key executive officers could harm our business. Our business is largely dependent upon our senior executive officers, Messrs. Ben Jamil, chief executive officer, and Tom Felice, vice president and Ms. Nomi On, vice president. Although we have an employment agreement with Mr. Jamil, the employment agreement does not guarantee that he will continue with us. We do not have an agreement with Mr. Felice or Ms. Om. Each of these officers has the right to terminate his or her employment. Our business may be adversely affected if any of our key management personnel or other key employees left our employ.

        Because we lack patent or copyright protection, we cannot assure you that others will not be able to use our proprietary information in competition with us. We have no patent or copyright protection for our proprietary software, and we rely on non-disclosure agreements with our employees. Since our business is dependent upon our proprietary products, the unauthorized use or disclosure of this information could harm our business.

        Major corporations may be able to develop and fund marketing efforts that could enable them to dominate the market. Because there are a number of major companies that can both offer security products to governments and industry and fund a product development and marketing program, these company have the financial ability to dominate the market, to effectively set a standard which may be incompatible with our technology and to use their financial resources and government and industry contacts to successfully compete against us in all major markets, regardless of whether their technology is superior or inferior to ours.

        Our growth may be limited if we cannot make acquisitions. A part of our growth strategy is to acquire other businesses that are related to our current business. Such acquisitions may be made with cash or our securities or a combination of cash and securities. To the extent that we require cash, we may have to borrow the funds or issue equity. Our stock price may adversely affect our ability to make acquisitions for equity or to raise funds for acquisition through the issues of equity securities. If we fail to make any acquisitions, our future growth may be limited. As of the date of this report we do not have any agreement or understanding, either formal or informal, as to any acquisition.

        Any acquisitions we may make may disrupt or have a negative impact on our business. If we make acquisitions, we could have difficulty integrating the acquired companies' personnel and operations with our own. In addition, the key personnel of the acquired business may not be willing to work for us, and our officers may exercise their rights to terminate their employment with us. We cannot predict the affect expansion may have on our core business. Regardless of whether we are successful in making an acquisition, the negotiations could disrupt our ongoing business, distract our management and employees and increase our expenses.

        We do not anticipate paying dividends on our common stock.

        The rights of the holders of common stock may be impaired by the potential issuance of preferred stock. Our certificate of incorporation gives our board of directors the right to create new series of preferred stock. As a result, the board of directors may, without stockholder approval, issue preferred stock with voting, dividend, conversion, liquidation or other rights which could adversely affect the voting power and equity interest of the holders of common stock. The preferred stock, which could be issued with the right to more than one vote per share, could be utilized as a method of discouraging, delaying or preventing a change of control. The possible impact on takeover attempts could adversely affect the price of our common stock. Although we have no present intention to issue any additional shares of preferred stock or to create any new series of preferred stock, we may issue such shares in the future. See "Item 1 Changes in Control of Registrant" with respect to voting rights of the series A preferred stock.

        Third parties may claim in interest in our series B preferred stock or in the stock of our subsidiaries. In connection with an agreement between Mr. Ben Y. Jamil and two financial consultants, the consultants or their designees were to purchase a 30% interest in five of our subsidiaries, and that 30% was to have been exchanged for 1,500,000 shares of series B preferred stock. Mr. Jamil has advised the consultants and their designees that, as a result of their failure to pay the consideration for the shares, the agreement is terminated and they have no interest in the series B preferred stock or the stock in the five subsidiaries. It is possible that the consultants or their designees may claim that they own the series B preferred stock or the stock in the five subsidiaries.

        Shares may be issued pursuant to our stock plans which may affect the market price of our common stock. We may issue stock upon the exercise of options or pursuant to stock grants. As of June 20, 2002 there were options to purchase 2,000,000 shares of common stock granted under the Company's stock incentive plan and options to purchase 1,000,000 shares of common stock granted under the chief executive officer's employment agreement. The exercise of these options and the sale of the underlying shares of common stock and the sale of stock issued pursuant to stock grants may have an adverse effect upon the price of our stock.

Forward-Looking Statements

Statements in this Form 8-K report may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in this Form 8-K report, including the risks described under "Risk Factors" and in other documents which we file with the Securities and Exchange Commission. In addition, such statements could be affected by risks and uncertainties related to our financial condition, factors that affect the security industry, market and customer acceptance, competition, government regulations and requirements and pricing, as well as general industry and market conditions and growth rates, and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this Form 8-K.

Company Overview

        We manufacture, market and sell security products and plan to offer security risk management services. Our products and services are used throughout the world by military, law enforcement and security personnel in the public and private sectors, as well as governmental agencies, multinational corporations and non-governmental organizations. Our products include a broad range of professional, branded law enforcement and consumer equipment such as covert audio and video intercept, electronic countermeasures, video, photo, and optical systems, radio communication, explosive contraband detection, armored vehicles and clothing, nuclear, biological and chemical masks and protective clothing, voice stress analysis lie detection, and global positioning systems ("GPS"), used for tracking, locating and recovering vehicles and fleet management. We also market a personal locating systems with a new cellular tracking technology.

        Our products are marketed under CCS International, Ltd., G-Com Technologies, Ltd. and The Counter Spy Shops of Mayfair, London(R) brand names and are sold primarily through a worldwide network of more than 300 sales agents, including four retail stores in the United States and two overseas.

        Our trained, multilingual and experienced security personnel work closely with clients to create and implement solutions to complex security problems. These services include security planning, advice and management, security systems integration, intellectual property asset protection, due diligence investigations and training programs in counterintelligence, counter surveillance, advanced driving techniques and ballistics.

Industry Overview

        We participate in the defense and global security products and services industries through the manufacture of security products marketed to military, law enforcement, security and corrections personnel, by providing specialized security services to multinational corporations and governmental agencies and by manufacturing and installing ballistic and blast protected armoring systems for commercial vehicles. Increasingly, governments, including the military, businesses and individuals have recognized the need for security products and services to protect them from the risks associated with terrorism, physical attacks, threats of violence, white-collar crime and fraud.

        The United States has been the target of several deadly terrorist attacks directed towards its citizens and facilities around the world. As a result, institutions, including the United States Department of Defense and other government agencies and multinational corporations are redefining strategies to protect against and combat terrorism.

        Law Enforcement Security Products Market. In response to an increased emphasis on safety and protection, the number of active police officers has increased significantly over the past several years. By 1999 there were more than 900,000 law enforcement personnel in the United States. We expect an increase in law enforcement personnel as a partial response to the September 11, 2001, attacks which, we believe, will lead to increased demand for our products. We also believe the historical rise in the prison population has spurred demand from institutional correction facilities for law enforcement security products.

        Specialized Security Services Market. Corporations are increasingly contracting experienced private companies to handle all or a portion of their security services. Industry studies reflect a growth rate in the market for worldwide security services market at a rate of 8.0% annually from 1995 to 2000. We believe that total revenues for the worldwide market have reached $61.8 billion and are expected to continue to grow to $87.9 billion by 2005. We believe that demand by multinational corporations and governmental agencies operating in developing nations for security services such as risk assessment, crisis management, guard force management, security force organization and executive protection is likely to increase as these entities continue to establish operations and manufacturing facilities in developed and developing countries. In addition, there are risks related to white-collar crime and fraud. Demand for corporate investigative services continues to grow as corporations react to the need to protect their assets against the growing threat of fraud, counterfeiting and piracy of intellectual property.


Product Lines And Services

        We manufacture and or distribute a wide range of specialized products and systems covering security, privacy, home and personal protection, confidential business communications, lie detection, cellular phone privacy, drug and bomb contraband detection, miniaturized covert audio and video surveillance and protection, digital, the Internet, global systems for mobile communications ("GSM"), personal communication systems ("PCS"), time division mobile access ("TDMA") and code division multiple access ("CDMA") satellite technologies and wireless communications. [

Product lines

        We offer the following products.

    - Covert audio and video logging systems to monitor employees and household surveillance.
    - Scramblers, data and fax transmission systems to protect and secure communications.
    -   Fax managers that log the activities of outgoing and incoming faxes.
    -   Armored and bulletproof clothing and automobiles.
    -   Counter-surveillance, wiretap detection and electronic counter-measures.
    -   Night vision, electro-optic devices and infrared scopes and cameras.
    -   Anti-hacking and secure remote computing to protect computer networks.
    - Bomb and weapons and other contraband detection for airport security, business, and home.
    -   Personal Protection Products
    - Voice stress analyzers and lie detection to evaluate the honesty of employees, vendors or anyone
    -   Tracking and recovery and fleet management systems
    -   Cellular telephone tracking systems for 911 emergency programs.

        We develop and market integrated systems for the surveillance of global system for mobile communications and other communications. With the recent explosion in communication technologies, there are numerous fundamental systems underlying digital wireless communications throughout the world. Intelligence professionals require the ability to monitor, intercept and block various global systems for mobile communications, personal communication systems and other systems using a variety of communications access and monitoring systems.
Our customers for our global systems for mobile communications usually request us to custom design a system to meet its communications surveillance requirements and are based on extensive engineering studies of the existing communications systems in each customer's country, along with an in-depth analysis of the various individual needs of the customer. We have an exclusive license for proprietary software we can modify for the specific purposes needed, along with the ability to install and train personnel for system management. Examples of our global systems for mobile communications intercept systems are the GSM 2060, a passive off-the-air intercept system which allows a user to target a specific cellular transmission and listen to both incoming and outgoing conversation. The GSM 4000, designed for an international west European security group is a multi-channel monitoring system capable of intercepting various band transmissions simultaneously, while recording multiple conversations.

        In addition to our global system for mobile communications intercept systems, we have developed and we market cellular interception for operation on analog advanced mobile phone systems, digital advanced mobile phone system, and time division multiple access systems, and well as various other equipment for wireless and hard-wired communications surveillance for voice, fax and data. We are currently involved in the development of new tracking technology for fleet management. As we design new products based on our core technologies and enhance existing products with new functionalities and performance, many of the older systems, which can only be legally sold to government and law enforcement agencies, may become available to business and private purchasers, as well as governments and their agencies and instrumentalities.

        We offer a configurable emergency rescue, theft recovery, fleet management or freight management system. Our system uses the well-known global positioning system ("GPS") satellite tracking system which can combine with an optional sophisticated location prediction algorithm software package that takes over position reporting functions whenever the vehicle enters a dead satellite access zone. This unique and rugged system supplies real time position and status information from the customer's location to one of several possible call center configurations. The call center can track the location of a customer's vehicle and has features to report theft, breakdowns, and rescue requests. Optional configurations allow the end user to perform an analysis of driver's performance, manage public transportation lines routes, perform automated fleet and freight management for commercial trucking, and dispatch police, ambulance, and taxicabs.

Services

        We offer comprehensive security training programs in counterintelligence and counter-surveillance in Miami, New York, Mexico, London and Hong Kong, and shortly in Beijing and Shanghai China as well as in Seoul, Korea. This training, offered to United States government agencies, friendly nations, and clients in the private sector in the United States and in foreign countries, includes methods of recognizing, deterring, and minimizing security risks. Especially stressed is how to block or manipulate information needed by terrorists in order to plan attacks. We have conducted seminars for intelligence personnel, crime fighting associations and their associated membership societies, from CIA to FBI to United States Customs, United States Coast Guard, military branches, police departments from New York City's strategic command to police chiefs from innumerable cities and towns across the country.

        We have initiated a series of "paid for" seminars to be held throughout the world during the first half of 2003. These seminars provide opportunities for qualified and authorized buyers to learn about our basic global system for mobile communications technology and our proposed solutions to intercepting and monitoring these communications. Besides discussing appropriate monitoring solutions, a sample overview of a project's development plan is given in order to educate clients as to the many critical steps which must be taken, factors such as:

-       Selection of an appropriate monitoring methodology;
-       Selection of an appropriate facility design;
-       Design of an appropriate plan structure and format;
-       Identification of all supporting documents and resources;
-       Development and maintenance of an easy-to-use monitoring plan;
-       Development of training plan;
-       Development of maintenance plan;

-       Development of a quality assurance plan;
- Design and manufacture of hardware and software components for the selected system;
-       Testing pre and post site installation.

        We offer the design, integration, application analysis and technical support of sophisticated electronic and computer driven surveillance, monitoring, tracking and recovery and secure communication equipment. We offer site surveys and security solutions that include consultations and law enforcement training by experienced security personnel who act as advisors and instructors. Our consultants oversee in-country installations and train the client's personnel in the installation, use and maintenance of their security equipment. These clients are from the corporate world as well as governmental, public and private agencies.


Marketing And Distribution

        We have a network of approximately 300 sales representatives and international agents to sell and service our law enforcement equipment. We currently operate in a number of countries and serve a client base representing governmental and non-governmental agencies as well as multinational corporations worldwide.

        When first entering a foreign market, we seek to promote a comprehensive range of products and services by seeking qualified sales representatives with local ties and existing relationships within the country's business and governmental communities. We try to tailor our marketing strategy to each geographic area of the world, and further to tailor our product offering by country. There are opportunities for cross marketing of military and law enforcement products, which strengthen the image of each product group and further enhance our position as an integrated provider is of a wide selection of such products and services.

        We employs a variety of marketing programs in support of our reseller's channels to make our target markets aware of the value of our integrated systems and technology and to help create pre-sales demand for our resellers. These programs include trade shows; advertising campaigns, seminars, direct mailings, brochures and other promotional efforts designed to generate sales leads. Certain of our training programs also contribute to revenues. Training programs are an integral part of our customer service. In addition to enhancing customer satisfaction, we believe that they also help breed customer loyalty and brand awareness, so that we may sell additional products to the same customer. We also use our website to generate brand awareness

        Although we are focusing on clients in high growth industries where the need for investigation, brand protection and other security services are critical to success; we are also broadening our efforts to expand our end-user marketplace. We are developing an additional website designed to market an inexpensive line of security equipment that is not in competition with our recognized brand products. However, we cannot assure you that we will be successful in either developing the website or generating any significant sales through the website.

Manufacturing and Installation

        Our engineering staff of design, mechanical and electronic engineers involved in both developing new systems made possible by the advances in technology and continually improving the production process and reducing the cost of the products. While the software being developed by engineers for our systems is based on proprietary technology, the components for such systems are often commercially available from third parties. As our customizing allowed for outsourcing components, we have developed stable relationships with other manufacturers, cutting down the need for stockpiling of costly inventories, also reducing the hours and labor necessary for completing orders in a timely manner.

        Although our products come with operating instructions when applicable, installation tasks are performed for the more sophisticated global system for mobile communications systems. Installation phases may include site surveys, identification of central command site location, supervision of the installation of site interfaces, and training personnel to manage systems. We will generally provide maintenance and support services for the first three to twelve months following installation of a system, depending on the terms of each particular contract. Thereafter, long-term service would be on a service-contract basis.

        Global system for mobile communications systems currently under development require differing levels of local, on-site installation. For example, one system is largely a mobile communications intelligence gatherer requiring only local training, while another might require construction of a central command center, intercepts towers and installation at remote sites. We do not install but we provide supervisory assistance for a field installation crew comprised of both employees and independent contractors, supplemented by local labor, for on-site construction and installation. We also provide training for use and maintenance of equipment, and subsequent hot-line assistance.

Competition

        The security industry includes companies that offer a range of products and services, such as access control, personnel protection, surveillance, counter-surveillance, computer security, vehicular security, night vision, fiber optics and communications. In order to meet the needs of a prospective customer, we believe that it is necessary to offer integrated solutions across industry definitions rather than to offer a range of devices. Although there are a large number of companies who offer products or services aimed at one or more segments of the security industry. However, we believe that as the severity of the problem or potential problem increases governments and major corporations, including financial institutions, are less concerned with price than with such factors as:

        - The perceived ability of the vendor to treat the identity of the client, the scope of the work and the solution in confidence.

        - The ability of the vendor to offer an integrated approach that seeks to address the problem by offering a wide range of products and services rather than to offer solutions based on a small range of products and services.

        We seek to address the competition in the industry by a three-tiered approach -- we offer a broad range of products and services, we offer what we believe are strong brands and we have a strong client base with an extensive distribution network. However, our weak financial position may have an adverse effect on our ability to compete, and competitors may take advantage of our financial difficulties in competing against us.

        We believe that we are able to offer across-the-board security consulting, services, equipment and systems that enable us to provide comprehensive solutions to our customers' security needs.

        The marketplace for manufacturers and vendors for security and surveillance products and systems is highly competitive and consists of numerous organizations ranging from internet-based mail-order firms to former military armament manufacturers such as, Lockheed, Martin, Harris, and others. Other aerospace manufacturers have rushed into the arena of bomb detection and other Explosive Ordinance Disposal ("EOD") products. The security marketplace continues to favor the more established and reliable manufacturers such as Nice (Israel) and Thompson C.S.F. now a part of Thales Group (France) with proven technology, over newcomers with low cost innovations. Siemens (Germany), and Rohde & Schwartz (Germany), are manufacturers of "simulated" base stations

        Currently there is growing competition in the cellular interception and monitoring systems market. Although many competitors have greater financial, technical and other resources, we believe that at present our technology gives us a competitive advantage. However, in all of these areas, the major corporations have the ability to develop competitive products and fund a marketing effort that enable them to compete successfully against us regardless of whether their products are superior.

Research and Development

        Our research and development effort has been limited to the development of certain new products and improvement of existing products. Because of our working capital limitations, we have not been able to expand our research and development effort.

Intellectual Property Rights

        We have no patents or copyrights on our products, and we rely on non-disclosure agreements with our employees. Since our business is dependent upon our proprietary products, the unauthorized use or disclosure of this information could harm our business. We currently own numerous issued United States trademark registrations.

Government Regulation

        The United States and other governments have strict regulations concerning the exporting and importing of security devices, may restrict sales of certain products to bona fide law enforcement agencies or may restrict the sale of products in or from the United States We are subject to federal licensing requirements with respect to the sale in foreign countries of certain of our products. In addition, we are obligated to comply with a variety of federal, state, local and foreign regulations that govern our operations and the workplace. We are also subject to certain regulations promulgated by, among others, the United States Departments of Commerce and State.

Legal Proceedings

        Because of our financial position, actions have been commenced or threatened by creditors.

        On May 2, 2002, Menachem Cohen, the vice president of Latin American sales and a director, and two other employees of one of our subsidiaries were arrested pursuant to a criminal complaint filed in the United States District Court of the Southern District of Florida. The complaint alleges that such individuals violated federal law in that they intentionally manufactured, assembled, possessed or sold a device used for the surreptitious interception of electronic communications and that the device was sent through the mail or transmitted in intrastate or foreign commerce. Mr. Cohen and the other employees have advised us that they are innocent of these charges and that they intend to defend themselves vigorously. On May 3, 2002, Mr. Cohen was released on a $100,000 bond, and we guarantied the obligations under the bond and issued 100,000 shares of common stock as collateral for the repayment of the bond. In addition, Mr. Ben Y. Jamil, our chairman of the board and chief executive officer, personally guaranteed the repayment of the bond. We believe that the charges are without merit.


        On May 3, 2002, we became aware that the United States Customs Service might be investigating a possible sale by one of our subsidiaries of certain restricted products without an appropriate license. We believe that we our activities complied with applicable law.

        We are also the defendant in three actions arising our of our distributor agreements. On or about May 11, 2000 an action was commenced against CCS in the Supreme Court, New York County, captioned Ergonomic Systems Philippines Inc. v. CCS International Ltd. The plaintiff seeks to recover $81,000, which was paid to CCS in connection with a distributorship agreement between the parties, plus costs and interest. CCS has denied the material allegations of the claim and has raised affirmative defenses thereto. We believe that we have valid defenses to the claim.

        On or about May 25, 2001, an action was commenced against CCS in the United States District Court for the Southern District of New York, captioned Shenzen Newtek v. CCS International Ltd. The plaintiff seeks to recover $91,500, which was paid to CCS in connection with a distributorship agreement between the parties, plus costs and interest. We have denied the material allegations of the plaintiff's claim and have raised affirmative defenses thereto. We have also asserted a counterclaim seeking damages of $500,000 based upon the plaintiff's alleged breach of the distributorship agreement.

        On or about October 12, 2001, an action was commenced against CCS in the United States District Court for the Southern District of New York, captioned China Bohai Group C. Ltd. and USA International Business Connections Corp. v. CCS International, Ltd. The plaintiff seeks to recover $250,000 paid to CCS in connection with a distributorship agreement between the parties, plus $5,000,000 of punitive damages and costs and interest. CCS has denied the material allegations of the plaintiff's claim and has raised affirmative defenses thereto. CCS has asserted a counterclaim seeking damages in the approximate amount of $1,150,000 based upon the plaintiff's alleged breach of the parties' distributorship agreement. The Company believes that it has valid defenses to the claim.

        On or about June 10, 1998, an action was commenced in Southern District of New York, for copyright infringement captioned Ross v. CCS International Ltd. CCS believes that it has substantial defenses to the claim asserted in the lawsuit.

Employees

        As of June 20, 2002, we had a total of approximately 75 employees, of which approximately 35 were employed at our main office and 40 were employed at our sales offices. None of our employees are represented by unions or covered by any collective bargaining agreements. We have not experienced any work stoppages or employee related slowdowns and believe that the relationship with our employees is good.

Properties

        We lease approximately 9,840 square feet of executive offices and warehouse 145 Hugeunot Street, New Rochelle, NY 10801 under a lease that expires on October 31, 2010. The annual rent is approximately $125,000, and is subject to annual increases. We also leases approximately 6,000 square feet for four of its sales offices and retail locations in Miami, Florida, New York City, Washington, DC and Beverly Hills, CA under leases that expire from 2003 to 2010 at approximate aggregate annual rentals of $348,000, subject to annual increases. We believe that our present facilities are adequate to meet our immediate requirements and that any additional space we may require will be available on reasonable terms.

Item 7. Financial Statements and Exhibits

        (a)     Financial Statements

        The following Financial Statements of the Company (which appear beginning at sequential page number F-1) are included herein:

                CCS International, Ltd. and Subsidiaries

                - Consolidated Financial Statements as of March 31, 2002 and for the nine months ended March 31, 2002 and 2001

                - Combined Financial Statements as of June 30, 2001 and for the years ended June 30, 2001 and 2000

                CCS International, Ltd. and Subsidiaries AND Security Intelligence Technologies, Inc.

                -       Pro forma Combined Balance Sheet as of March 31, 2002

                - Pro forma Combined Statements of Operations for the nine months ended March 31, 2002 and for the year ended June 30, 2001



        (b)     Exhibits


Exhibit
  No.     Description
  ---     -----------
99.2      Restated Certificate of Incorporation  for Registrant

99.3      By-laws of Registrant

                          INDEX TO FINANCIAL STATEMENTS

CCS International, Ltd. (unaudited) as of March 31, 2002 and for the nine months ended March 31, 2002 and 2001:

        Consolidated Balance Sheets                                     F-2

        Consolidated Statements of Operations                           F-3

        Consolidated Statements of Stockholder's Deficit                F-4

        Consolidated Statements of Cash Flow                            F-5

        Notes to the consolidated financial statements                F-6 - F-9

CCS International, Ltd. as of June 30, 2001, and for the years
   Ended June 30, 2001 and 2000:

        Report of Independent Certified Public Accountants              F-10

        Combined Balance Sheets                                         F-11

        Combined Statements of Operations                               F-12

        Combined Statements of Stockholder's Deficit                    F-13

        Combined Statements of Cash Flow                                F-14

        Notes to the Combined Financial Statements                    F-15 -  F-24

CCS International, Ltd. and Subsiduaries AND Security
   Intelligence Technologies, Inc. as of March 31, 2002, and for the nine months ended March 31, 2002 and year ended June 30, 2001:

        Pro forma Combined Balance Sheet                                F-26

        Pro forma Combined Statement of Operations                    F-27 - F-28

        Notes to Pro forma Combined Financial Statements                F-29

                             CCS INTERNATIONAL, LTD. AND SUBSIDIARIES
                                    CONSOLIDATED BALANCE SHEET
                                          MARCH 31, 2002
                                           (UNAUDITED)


                                                                            March 31,
                                                                              2002
                                                                           ------------
ASSETS
Current assets:
Cash                                                                            $8,843
Inventory                                                                    2,039,443
Prepaid expenses and other current assets                                      199,536
                                                                           -----------
Total current assets                                                         2,247,822

Property and equipment, at cost less accumulated
  depreciation and amortization of $374,415                                    245,551

Other assets                                                                    37,233
                                                                           -----------

Total assets                                                                $2,530,606
                                                                           ===========

LIABILITIES AND STOCKHOLDER'S DEFICIT
Current liabilities:
Notes payable - bank                                                          $400,000
Accounts payable and accrued expenses                                        1,584,215
Note payable - stockholder                                                     569,000
Customer deposits                                                              742,492
Deferred revenue                                                               252,420
                                                                           -----------

Total current liabilities                                                    3,548,127

Commitments and contingencies - see notes

Stockholder's deficit
  Common stock, $.0001 par value, 50,000,000 shares authorized,
    11,900,000 issued and outstanding                                            1,190
  Preferred stock, $.0001 par value, 10,000,000 shares authorized:
    Series A, $1.00 liquidation preference; 1,500,000 authorized,
      issued and outstanding                                                       350
    Series B, $1.00 liquidation preference; 3,500,000 authorized,
      issued and outstanding                                                       150
  Additional paid in capital                                                    31,410
  Accumulated deficit                                                       (1,050,621)
                                                                           -----------
    Total stockholder's deficit                                             (1,017,521)
                                                                           -----------

Total liabilities and stockholder's deficit                                 $2,530,606
                                                                           ===========

    The accompanying notes are an integral part of these financial statements

                               CCS INTERNATIONAL, LTD. AND SUBSIDIARIES
                                       STATEMENTS OF OPERATIONS
                                              (UNAUDITED)

                                                    Nine months ended
                                                        March 31,
                                             ------------------------------
                                                 2002             2001
                                             --------------    ------------
                                              (Consolidated)   (Combined)
Sales                                           $4,121,664     $5,011,137

Cost of sales                                    1,652,786      2,059,466
                                               -----------    -----------

Gross profit                                     2,468,878      2,951,671

Selling, general and administrative expenses     3,639,708      3,386,223
                                               -----------    -----------

(Loss) before interest expense and provision
  for income tax (benefit)                      (1,170,830)      (434,552)

Interest expense                                    23,088         24,337
                                               -----------    -----------

(Loss) before income taxes (benefit)            (1,193,918)      (458,889)

Income tax (benefit)                               (33,000)      (105,000)
                                               -----------    -----------


Net loss                                       $(1,160,918)     $(353,889)
                                               ===========    ===========



    The accompanying notes are an integral part of these financial statements

                   CCS INTERNATIONAL, LTD. AND SUBSIDIARIES
               CONSOLIDATED STATEMENT OF STOCKHOLDER'S DEFICIT
                   FOR THE NINE MONTHS ENDED MARCH 31, 2002
                                 (UNAUDITED)

                                  ---------------------------------------------------
                                  Common                             Preferred
                                  Stock                                Stock
                                  ---------------------------------------------------                   Retained
                                                                                         Additional      Earnings
                                                                                 Par      Paid-In      (Accumulated   Stockholder's
                                   Shares          Amount       Shares          Value     Capital        Deficit)        Deficit
                                ------------   -----------   ------------     --------   ----------    ------------   -------------
Balances, July 1, 2001               1,000   $     5,100                  $             $        00    $   110,297    $   115,397

Stock split 11,900 for 1
and creation of par value       11,899,000        (3,910)                                     3,910                            --

Issuance or preferred
  stock in in exchange
  for stock of affiliated
  companies:
    Series A                                                  3,500,000           350          (350)                           --
    Series B                                                  1,500,000           150          (150)                           --

Amortization of warrant value                                                                28,000                        28,000

Net loss                                                                                                (1,160,918)    (1,160,918)
                               -----------   -----------    -----------   -----------   -----------    -----------    -----------

Balances, March 31, 2002        11,900,000   $     1,190      5,000,000   $       500   $    31,410    $(1,050,621)   $(1,017,521)
                               ===========   ===========    ===========   ===========   ===========    ===========    ===========




    The accompanying notes are an integral part of these financial statements

                    CCS INTERNATIONAL, LTD. AND SUBSIDIARIES
                            STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)


                                                                   Nine months ended
                                                                       March 31,
                                                            -------------------------------
                                                                   2002           2001
                                                             ---------------   ------------
                                                              (Consolidated)     (Combined)
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                                    ($1,160,918)   ($  353,889)
     Adjustments to reconcile net loss to net cash (used in)
     provided by
        Depreciation and amortization                                 96,234         65,536
        CHANGES IN OPERATING ASSETS AND LIABILITIES:
           (Increase) decrease in inventory                          (40,007)       434,772
           (Increase) in prepaid expenses and other
           current assets                                            (84,148)       (67,433)
           Increase (decrease) in accounts payable and accrued
           expenses                                                  938,973       (679,131)
           Increase in customer deposits                             446,995             --
           Increase (decrease) in deferred revenue                  (352,444)       458,431
                                                                 -----------    -----------

Net cash used in operating activities                               (155,315)      (141,714)
                                                                 -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchase of property and equipment                               (4,064)       (19,524)
                                                                 -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Borrowings under note payable - bank                                 --        300,000
     Borrowings under note payable - stockholder                     150,000         59,776
                                                                 -----------    -----------

Net cash provided by financing activities                            150,000        359,776
                                                                 -----------    -----------

Net (decrease) increase in cash                                       (9,379)       198,538
Cash, beginning of period                                             18,222         35,500
                                                                 -----------    -----------

Cash, end of period                                              $     8,843    $   234,038
                                                                 ===========    ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
     Cash paid during the period for:
        Interest                                                 $    23,902    $    24,486
                                                                 ===========    ===========
        Income taxes                                             $    21,380    $    81,859
                                                                 ===========    ===========


   The accompanying notes are an integral part of these financial statements.

                    CCS INTERNATIONAL, LTD. AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS
                FOR THE NINE MONTHS ENDED MARCH 31, 2002 AND 2001


1.  NATURE OF BUSINESS AND BASIS OF PRESENTATION

CCS International, Ltd. ("CCS"), a Delaware corporation, was organized in 1992. CCS and its wholly-owned subsidiaries (collectively, the "Company") are engaged in the design, manufacture and sale of security and surveillance products and systems. The Company purchases finished items for resale from independent manufacturers, and assembles off-the-shelf electronic devices and other components into proprietary products and systems at its own facilities. The Company generally sells to businesses, distributors and, through four retail outlets, consumers through four retail outlets located in Miami, Florida; Beverly Hills, California; Washington, DC; and New York City, and from its showroom in New Rochelle, New York. The Company's corporate offices and manufacturing facilities are also located in New Rochelle, New York.

The accompanying financial statements for the nine-months ended March 31, 2001 are presented on a combined basis and include the accounts of CCS International, Ltd. and the following related entities, all of which were wholly-owned during this period by Ben Y. Jamil, the chief executive officer of CCS: Spy Shop, Ltd. d/b/a Counter Spy Shop of Delaware, a Delaware corporation (retail store); Security Design Group, Inc., a New York corporation (formerly a manufacturing operation, currently inactive); Counter Spy Shop of Mayfair London, Ltd., a District of Columbia corporation (retail store); CCS Counter Spy Shop of Mayfair London, Ltd., a California corporation (retail store); and Counter Spy Shop of Mayfair, Ltd., a Florida corporation (retail store) (collectively, the "Affiliated Companies). All material intercompany accounts and transactions have been eliminated in combination. In February 2002, CCS acquired the Affiliated Companies from Mr. Jamil in a corporate reorganization (see Note 2). Accordingly, CCS and its subsidiaries are presented on a consolidated basis as of and for the nine-months ended March 31, 2002.

The financial statements have been prepared by the Company and are unaudited. The financial statements have been prepared in accordance with the instructions for Form 10-QSB and, therefore do not necessarily include all information and footnotes required by generally accepted accounting principles. In the opinion of the Company, all adjustments (all of which were of a normal recurring nature) necessary to present fairly the Company's financial position, results of operations, changes in stockholders' equity, and cash flows as of March 31, 2002 and for the nine-months ended March 31, 2002 and 2001 have been made. A more complete description of the Company's accounting policies and other financial information is included in the Company's June 30, 2001 and 2000 audited financial statements. The results of operations for the nine month periods ended March 31, 2002 are not necessarily indicative of the results expected for the full year ending June 30, 2002.

2.  CAPITAL TRANSACTIONS

        A.  STOCK PURCHASE AGREEMENTS

Prior to January 31, 2002, the company's chief executive officer, Mr. Ben Y. Jamil, owned all of the outstanding stock of CCS' and five affiliated companies (the "Affiliates"). On January 31, 2002, Mr. Jamil entered into agreements pursuant to which he was to sell 30% of his ownership in the Affiliates to two financial consultants. On February 28, 2002, pursuant to a stock exchange agreement, CCS issued 3,500,000 shares of series A preferred stock to the chief executive officer in exchange for his 70% interest in the Affiliates, and was to issue 1,500,000 shares of series B preferred stock to designees of the two

                    CCS INTERNATIONAL, LTD. AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS
                FOR THE NINE MONTHS ENDED MARCH 31, 2002 AND 2001


financial consultants in exchange for their 30% interest in the Affiliates. As part of this transaction. Mr. Jamil has advised us that (a) neither the two financial consultants nor their designees paid him for the 30% interest in the Affiliates, (b) he never formally transferred any stock ownership in these corporations to the financial consultants or their designees, and (c) he gave the two consultants and their designees notice that, in view of their failure to pay him for his stock in the Affiliates, the agreement was terminated. The 1,500,000 shares of series B preferred stock were issued to Mr. Jamil; however, the two financial consultants or their designees may claim that they are entitled to these shares. The series A preferred stock and series B preferred stock of CCS became converted into an equal number of SIT series A preferred stock and series B preferred stock pursuant to the merger of the Company and SIT (See Note 3).

        B.  ISSUANCE OF WARRANTS

On February 15, 2002, CCS issued to a consultant five-year warrants to purchase 400,000 shares of common stock at an exercise price of $.50 per share, subject to an anti-dilution provision, as defined. The warrants vest on April 17, 2003. The Company has valued the warrants at $157,000 using the Black-Scholes option pricing model. This amount is being amortized to earnings over the vesting period.

        C.  CORPORATE RECAPITALIZATION AND REORGANIZATION

On February 28, 2002. CCS completed a recapitalization and entered into an agreement of merger with a publicly-traded company, as described below. Effective February 28, 2002, CCS amended and restated its certificate of incorporation, increasing the number of authorized shares of common stock from 1,500 no par shares to 50,000,000 shares, par value $.0001 per share, and created a class of 10,000,000 shares of preferred stock, par value $.0001 per share. CCS directors have the right to determine the rights, preferences and privileges and restrictions and limitations of the preferred shares. The board of directors established two series of preferred stock, the Series A Preferred stock, consisting of 3,500,000 shares, and the Series B Preferred stock, consisting of 1,500,000 shares. Both Series A and Series B preferred shares have a liquidation preference of $1.00 per share and are each convertible into one share of common stock if CCS has either consolidated annual net revenue of $10,000,000 or annual consolidated net income of at least $1,000,000 prior to October 15, 2008. Each share of Series A Preferred stock has 15 votes per share, and each share of Series B Preferred stock has no voting rights except as required by law.


Also on February 28, 2002, pursuant to an Exchange Agreement dated February 25, 2002, Mr. Jamil exchanged all of his shares in the Affiliated Companies for 3,500,000 shares of CCS Series A Preferred stock and 1,500,000 shares of CCS Series B Preferred stock.

On February 28, 2002, the CCS Board of Directors approved an 11,900 for 1 forward stock split of common stock.

        D.  STOCK OPTION PLAN

On January 22, 2002, the Board of Directors of CCS adopted and the stockholder approved the 2002 Stock Plan (the "2002 Plan") which provides for the grant of incentive and non-qualified stock options to purchase an aggregate of 2,000,000 shares of common stock. Options may be granted to employees, directors and non-employees. Options to purchase 1,800,500 shares of common stock at exercise prices ranging from $.50 to $1.00 per share have been issued under the 2002 Plan.

                    CCS INTERNATIONAL, LTD. AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS
                FOR THE NINE MONTHS ENDED MARCH 31, 2002 AND 2001


3. MERGER

As of February 28, 2002, CCS, Security Intelligence Technologies, Inc. (then known as HipStyle.Com, Inc.), a Florida corporation ("SIT"), and CCS Acquisition Co., a Delaware corporation ("MergerSub"), entered into an Agreement and Plan of Merger, as amended (the "Merger Agreement"), pursuant to which on April 17, 2002 (the "Effective Date"), MergerSub was merged with and into CCS, and CCS became a wholly-owned subsidiary of SIT. Pursuant to the merger, on the Effective Date, Mr. Jamil, as holder of 3,500,000 shares of Series A Preferred stock, 1,500,000 shares of Series B Preferred stock and 11,900,000 shares of CCS common stock, received an equal number of SIT shares, respectively. In addition, outstanding CCS options to purchase 1,800,500 shares of common stock and warrants to purchase 400,000 shares of common stock were exchanged for similar SIT securities. Further, the existing board of directors and officers of SIT resigned and were replaced by the board of directors and officers of CCS. Following the merger, Mr. Jamil owned approximately 72% of the 16,575,000 shares of SIT common stock then outstanding, and 100% of the outstanding shares of Series A and Series B Preferred Stock. SIT has a June 30 fiscal year end. The merger transaction will be accounted for as a reverse acquisition, since the management and stockholder of CCS obtained control of the merged entity after the transaction was completed. Since SIT had no substantive assets or operations at the date of the transaction, the merger has been recorded as an issuance of CCS stock to acquire SIT, accompanied by a recapitalization, rather than as a business combination.

4. SUBSEQUENT EVENTS

        A.  NOTE PAYABLE - BANK

The Company has a bank credit facility for up to $400,000. Outstanding borrowings are evidenced by a note bearing interest at the prime rate (4.75% at March 31, 2002) plus 1% and are secured by substantially all of the assets of the Company, and personal assets and a guaranty of the CEO/stockholder. The facility requires the Company to repay all principal and interest outstanding at its maturity. The note also requires the Company to maintain average monthly compensating balances of $60,000 and provides additional interest will be assessed at the prime rate plus 4% on any shortfall The facility was scheduled to expire on March 1, 2002 but was extended to June 1, 2002 pending further review by the bank. As of the date of this report the note is in default and has a balance of $200,000. The bank has not advised the Company of any remedies it might pursue. Management cannot provide assurance that the line of credit will be renewed or that, if necessary, it will be able to replace the line with alternative financing on similar terms.


        B.  EMPLOYMENT AGREEMENT

In April 2002, in connection with the completion of the reverse merger, SIT entered into a three-year employment agreement with Mr. Jamil, pursuant to which Mr. Jamil agreed to serve as SIT's president and chief executive officer. The agreement provides for annual base compensation of $250,000 and may be increased on each anniversary date commencing May 1, 2003 by 10% upon achieving certain performance criteria. Mr. Jamil is also eligible to receive an annual bonus at the discretion of the Board of Directors, commencing June 30, 2003. The agreement further provides a grant of options to purchase 1,000,000 SIT shares of common stock at an exercise price of $2.00. Such options will be issued outside of SIT's 2002 Plan. The options will vest upon achievement by the Company of $10,000,000 of annual revenues.

                    CCS INTERNATIONAL, LTD. AND SUBSIDIARIES
                          NOTES TO FINANCIAL STATEMENTS
                FOR THE NINE MONTHS ENDED MARCH 31, 2002 AND 2001

        C.  PLEDGE AGREEMENT

        - In connection with the closing of the merger, SIT entered into a stock pledge agreement with Atlas Equity Group, Inc. ("Atlas"), the beneficial owner of 2,575,000 shares of SIT common stock acquired prior to the merger. Under terms of the merger, Atlas agreed to pledge 1,500,000 shares (the "Pledged Shares") until SIT sells shares of common stock sufficient to generate total net cash proceeds prior to June 1, 2002, subsequently extended to June 14, 2002 of not less than $925,000 (the "Target Proceeds"). In the event that it is necessary for SIT to issue an aggregate number of shares of its common stock in excess of 575,000 shares (the "Target Shares") to investors in order to receive the Target Proceeds, the Company is authorized by Atlas to cancel a number of Pledged Shares equal to the difference between the actual number of shares issued and the Target Share amount. As of the date of this report, Atlas Equity has not delivered the shares to be held pursuant to the pledge agreement and the Company has not received the required funding.




        D.  LEGAL PROCEEDINGS

On May 2, 2002, Menachem Cohen, the vice president of Latin American sales and a director, and two other employees of one of the company's subsidiaries were arrested pursuant to a criminal complaint filed in the United States District Court of the Southern District of Florida. The complaint alleges that such individuals violated federal law in that they intentionally manufactured, assembled, possessed or sold a device used for the surreptitious interception of electronic communications and that the device was sent through the mail or transmitted in intrastate or foreign commerce. Mr. Cohen and the other employees have advised the company that they are innocent of these charges and that they intend to defend themselves vigorously. On May 3, 2002, Mr. Cohen was released on a $100,000 bond, and we guarantied the obligations under the bond and issued 100,000 shares of common stock as collateral for the repayment of the bond. In addition, Mr. Ben Y. Jamil, the company's chairman of the board and chief executive officer, personally guaranteed the repayment of the bond. The company believe that the charges are without merit.


On May 3, 2002, the company became aware that the United States Customs Service might be investigating a possible sale by one of its subsidiaries of certain restricted products without an appropriate license. Management believes that its activities complied with applicable law.


        E.  RECENT SALES OF UNREGISTERED SECURITIES

On May 21, 2002 the Company sold 250,000 shares of Common Stock in full payment of trade payables of $172,953 to an accredited investor. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act").

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholder
CCS International, Ltd. and Affiliated Companies

       We have audited the accompanying combined balance sheet of CCS International, Ltd. and Affiliated Companies as of June 30, 2001, and the related combined statements of operations, changes in stockholder's equity and cash flows for each of the years in the two-year period ended June 30, 2001. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

       We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

       In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of CCS International, Ltd. and Affiliated Companies as of June 30, 2001, and the results of their operations and their cash flows for each of the years in the two-year period ended June 30, 2001 in conformity with accounting principles generally accepted in the United States of America.

       The accompanying combined financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A, the Company reported a net loss of $326,327 for the year ended June 30, 2001 and operating losses have continued into fiscal 2002. In addition, the Company is involved in material litigation, the costs of which have significantly impacted liquidity. Management's plans concerning these matters are also discussed in Note 1. The combined financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Jericho, New York
May 5, 2002

                     CCS INTERNATIONAL, LTD. AND AFFILIATES
                             COMBINED BALANCE SHEET
                                 June 30, 2001



ASSETS
Current Assets:
     Cash                                                                 $ 18,2222
     Inventory                                                            1,999,436
     Prepaid expenses and other current assets                              115,388
                                                                         ----------
        Total current assets                                              2,133,046

Property and Equipment, at cost less accumulated depreciation
  and amortiization of $306,164                                             309,721

Other assets                                                                 37,233
                                                                         ----------

Total assets                                                             $2,480,000
                                                                         ==========

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities
     Notes payable - bank                                                $  400,000
     Accounts payable and accured expenses                                  615,584
     Notes payable - stockholder                                            419,000
     Deferred revenue                                                       604,864
     Customer deposits                                                      295,497
     Deferred rent payable                                                   29,658
                                                                         ----------
                                                                          2,364,603
Commitments and contingencies - see notes

Stockholder's equity
     Common stock, no par value, 8,000 shares authorized, 5,100 shares
        issued and outstanding at June 30, 2001                               5,100
     Retained earnings                                                      110,297
                                                                         ----------
        Total stockholder's equity                                          115,397
                                                                         ----------
Total liabilities and stockholder's equity                               $2,480,000
                                                                         ==========



     The accompanying notes are an integral part of these combined financial statements.

                          CCS INTERNATIONAL, LTD. AND AFFILIATES
                             COMBINED STATEMENTS OF OPERATIONS

                                                    Years ended June 30,
                                                      2001            2000
                                                  -------------- ------------
Sales                                             $ 6,229,244    $ 7,756,530


Cost of sales                                       2,624,205      3,152,846
                                                  -----------    -----------


Gross profit                                        3,605,039      4,603,684


Selling, general and administrative expenses        3,980,662      4,461,842
                                                  -----------    -----------


Income (loss) from operations                        (375,623)       141,842


Interest expense                                       51,704         45,749
                                                  -----------    -----------


Income (loss) before income taxes (tax benefit)      (427,327)        96,093


Income taxes (tax benefit)                           (101,000)        83,000
                                                  -----------    -----------

Net income (loss)                                 $  (326,327)   $    13,093
                                                  ===========    ===========



     The accompanying notes are an integral part of these combined financial statements.

                     CCS INTERNATIONAL, LTD. AND AFFILIATES
              COMBINED STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY
                       YEARS ENDED JUNE 30, 2001 and 2000

                                    Common Stock
                              ------------------------        Retained       Stockholder's
                                 Shares       Amount          Earnings           Equity
                              -----------  -----------     --------------    ---------------
Balances, July 1, 1999            5,100       $   5,100       $ 423,531        $ 428,631


Net income                                                       13,093           13,093
                              ---------       ---------       ---------        ---------


Balances, June 30, 2000           5,100           5,100         436,624          441,724


Net loss                             --              --        (326,327)        (326,327)
                              ---------       ---------       ---------        ---------


Balances, June 30, 2001           5,100       $   5,100       $ 110,297        $ 115,397
                              =========       =========       =========        =========




          The accompanying notes are an integral part of these combined financial statements.

                             CCS INTERNATIONAL, LTD. AND AFFILIATES
                               COMBINED STATEMENTS OF CASH FLOWS


                                                                      Years ended June 30,
                                                                       2001            2000
                                                                ---------------   ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income (loss)                                                $(326,327)    $  13,093
     Adjustments to reconcile net income (loss) to net cash
     (used in) provided by operating activities:

        Depreciation and amortization                                    87,381        67,421
        CHANGES IN OPERATING ASSETS AND LIABILITIES:

          (Increase) decrease in inventory                             (109,411)       24,138
          (Increase) decrease in prepaid expenses and other
          current assets                                                (95,811)       (9,434)

          Increase (decrease) in accounts payable and accrued
          expenses                                                     (587,135)     (129,657)

          Increase in deferred revenue                                  505,509        99,355

          Increase in customer deposits                                 295,497            --

          Increase in deferred rent payable                              29,658            --
                                                                      ---------     ---------


Net cash (used in) provided by operating activities                    (200,639)       64,916
                                                                      ---------     ---------

CASH FLOWS FROM INVESTING ACTIVITIES:

     Purchase of property and equipment                                 (26,393)      (56,190)
     (Increase) decrease in other assets                                    (22)       23,083
                                                                      ---------     ---------

Net cash used in investing activities                                   (26,415)      (33,107)
                                                                      ---------     ---------

CASH FLOWS FROM FINANCING ACTIVITIES:

     Borrowings under note payable - bank                               300,000       100,000

     Repayments of note payable - stockholder                           (90,224)      (96,309)
                                                                      ---------     ---------


Net cash provided by financing activities                               209,776         3,691
                                                                      ---------     ---------


Net (decrease) increase in cash                                         (17,278)       35,500


Cash, beginning of year                                                  35,500            --
                                                                      ---------     ---------

Cash end of year                                                      $  18,222     $  35,500
                                                                      =========     =========

SUPPLEMENTAL CASH FLOW INFORMATION:
     Cash paid during the period for:
        Interest                                                      $  62,234     $  59,561
                                                                      =========     =========
        Income taxes                                                  $  94,376     $ 151,621
                                                                      =========     =========


          The accompanying notes are an integral part of these combined financial statements.

                    CCS INTERNATIONAL, LTD. AND AFFILIATES
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                  FOR THE YEARS ENDED JUNE 30, 2001 AND 2000



1.  NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


Nature of Business

CCS International, Ltd. ("CCS") and its Affiliated Companies (collectively, the "Company") are engaged in the design, manufacture and sale of security and surveillance products and systems. CCS is a Delaware corporation, organized in 1992. The Company purchases finished items for resale from independent manufacturers, and also assembles off-the-shelf electronic devices and other components into proprietary products and systems at its own facilities. The Company generally sells to businesses, distributors, government agencies and consumers through four retail outlets located in Miami, Florida; Beverly Hills, California; Washington, DC; and New York City, and from its showroom in New Rochelle, New York.

Principles of Combination and Basis of Financial Statement Presentation

The accompanying combined financial statements include the accounts of CCS and the following companies, all of which were wholly-owned by the Company's chief executive officer, Ben Y. Jamil, for the years ended June 30, 2001 and 2000:
Spy Shop, Ltd. d/b/a Counter Spy Shop of Delaware, a Delaware corporation (retail store); Security Design Group, Inc., a New York corporation (formerly a manufacturing operation, currently inactive); Counter Spy Shop of Mayfair London, Ltd., a District of Columbia corporation (retail store); CCS Counter Spy Shop of Mayfair London, Ltd., a California corporation (retail store); and Counter Spy Shop of Mayfair, Ltd., a Florida corporation (retail store) (collectively, the "Affiliated Companies). All material intercompany accounts and transactions have been eliminated in combination. In February 2002, CCS acquired the Affiliated Companies from Mr. Jamil in a corporate reorganization (See Note 12).

The financial statements of the Company have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company incurred a net loss of $326,327 for the year ended June 30, 2001, and losses have increased in fiscal 2002 and are projected for fiscal 2003. The Company is also a defendant in material and costly litigation, which has significantly impacted liquidity. Management anticipates that the Company will require additional financing in fiscal 2003, which may not be readily available. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with respect to these matters include the use of Company stock to settle vendor payables wherever possible, a reduction in operating expenses, and financing from Mr. Jamil in the absence of other sources of funds. Management cannot provide any assurance that its plans will be successful in alleviating its liquidity concerns and bringing the Company to the point of sustained profitability. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of

                    CCS INTERNATIONAL, LTD. AND AFFILIATES
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                  FOR THE YEARS ENDED JUNE 30, 2001 AND 2000



assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements, and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

Inventories

Inventories are valued at the lower of cost (first-in, first-out) or market.

Property and equipment

Assets are stated at cost. Depreciation is computed over the estimated useful life of the assets using straight-line and accelerated methods for both financial and income tax purposes, which range from five to seven years. Additions and major renewals and betterments are capitalized and depreciated over their estimated useful lives. Repairs and maintenance are charged to operating expenses as incurred.

Long-lived assets

The Company records impairment losses on long-lived assets used in operations when events and circumstances indicate that the assets may be impaired and the undiscounted cash flows estimated to be generated by those assets are less than their carrying amounts.

Revenue recognition

The Company recognizes revenue for store sales at the point the customer pays for the merchandise. Non-refundable advance payments received under marketing and distribution arrangements are recorded as deferred revenue and amortized on a straight-line basis over the term of the contracts. Customer deposits are initially recorded as liabilities and recognized as revenue when the related goods are shipped.

Stock Based Compensation

The Company accounts for stock-based compensation in accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees" and FASB Interpretation 44, "Accounting for Certain Transactions Involving Stock Compensation". Pursuant to these accounting standards, the Company records deferred compensation for share options granted to employees at the date of grant based on the difference between the exercise price of the options and the market value of the underlying shares at that date. Deferred compensation is amortized to compensation expense over the vesting period of the underlying options. No compensation expense is recorded for fixed stock options that are granted to employees and directors at an exercise price equal to the fair market value of the common stock at the time of the grant.

Stock options and warrants granted to non-employees are recorded at their fair value, as determined in accordance with SFAS No. 123 and Emerging Issues Task Force Consensus No. 96-18, and recognized over the related service period. Deferred charges for options granted to non-employees are periodically re-measured as the options vest.

                    CCS INTERNATIONAL, LTD. AND AFFILIATES
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                  FOR THE YEARS ENDED JUNE 30, 2001 AND 2000


Income taxes

The Company uses the liability method to determine its income tax expense. Under this method, deferred tax assets and liabilities are computed based on differences between financial reporting and tax basis of assets and liabilities and are measured using the enacted rates and laws that will be in effect when the differences are expected to reverse.

Advertising

Advertising costs are expensed as incurred. The Company incurred advertising expenses ofapproximately $430,000 and $467,000 during the years ended June 30, 2001 and 2000 respectively.


Recent accounting pronouncements

In June 2001, the FASB issued SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." Under these new standards, all acquisitions subsequent to June 30, 2001 must be accounted for under the purchase method of accounting, and purchased goodwill is no longer amortized over its useful life. Rather, goodwill will be subject to a periodic impairment test based upon its fair value. The Company is currently assessing the impact of these new standards.

In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", which is effective for fiscal years beginning after December 15, 2001. SFAS 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets and discontinued operations. The Company is currently assessing the impact of this new standard.

Concentration of credit risk

The Company maintains cash balances at several financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. At June 30, 2001, the Company's uninsured cash balances totaled $4,511.



Research and development costs

Research and development costs are charged to expense as incurred.



2.      INVENTORIES

Inventories as of June 30, 2001 consist of the following:



Small components and supplies              $    151,757

Finished goods                                1,847,679
                                              ---------


                                             $1,999,436
                                              =========

                                     F-17

                    CCS INTERNATIONAL, LTD. AND AFFILIATES
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                  FOR THE YEARS ENDED JUNE 30, 2001 AND 2000






3.  PROPERTY AND EQUIPMENT


    Property and equipment at June 30, 2001 consist of the following:


    Office furniture and equipment                                            $ 206,973

    Leasehold improvements                                                      408,912
                                                                               --------

    Sub-total                                                                   615,885

    Accumulated depreciation and amortization                                  (306,164)
                                                                               --------

                                                                              $ 309,721
                                                                                =======

4.  NOTE PAYABLE - BANK

The Company has a bank credit facility for up to $400,000. Outstanding borrowings are evidenced by a note bearing interest at the prime rate (6.75% at June 30, 2001) plus 1% and are secured by substantially all of the assets of the Company, and personal assets and a guaranty of Mr. Jamil. The bank also requires the Company to maintain average monthly compensating balances of $60,000 and will assess additional interest at the prime rate plus 4% on any shortfall. The facility was scheduled to expire on March 1, 2002 but was extended to June 1, 2002 pending further review by the bank. Management cannot provide assurance that the line of credit will be renewed or that, if necessary, it will be able to replace the line with alternative financing on similar terms.


5.  NOTE PAYABLE - STOCKHOLDER

This amount represents an unsecured note payable to Mr. Jamil bearing interest at the rate of 5% per annum. The note is subject to a bank subordination agreement which requires the note to remain at a balance of at least $569,000 until all bank obligations have been paid in full. The loan balance requirement was reduced by the bank to $419,000 for the period from June 30, 2001 to December 31, 2001. Mr. Jamil restored his loan balance to $569,000 as of December 31, 2001.

                    CCS INTERNATIONAL, LTD. AND AFFILIATES
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                  FOR THE YEARS ENDED JUNE 30, 2001 AND 2000




6.  INCOME TAXES


The provision for income taxes (tax benefit) consists of the following:

                                                                  June 30,
                                                            2001            2000
                                                        -------------   -------------
Currently payable (refundable):
      Federal                                        $     (106,000)    $     52,000
      State and local                                          5,000          23,000
                                                        -------------   -------------
                                                           (101,000)          75,000
                                                        -------------   -------------

Deferred:
      Federal                                                -                 6,000
      State and local                                        -                 2,000
                                                        -------------   -------------
                                                             -                 8,000
                                                        -------------   -------------
Provision for income taxes (tax benefit)             $     (101,000)    $     83,000
                                                        =============   =============

           Following is a reconciliation of the provision for income taxes (tax benefit) with income taxes based on the federal statutory rate:

           Federal tax at statutory rate                       $(145,000)       $28,500
           State and local taxes, net of federal effect          (21,000)        12,500
           Rate differential relating to net operating
             loss carrybacks                                      26,000             --
           Nondeductible items                                    10,000         20,700
           Change in valuation allowance                          29,000         21,300
                                                                --------         ------
           Provision for income taxes (tax benefit)            $(101,000)       $83,000
                                                                ========         ======

           Components of deferred taxes at June 30, 2001 are as follows:

           Deferred tax assets:
             Net operating losses                                              $ 52,000
             Deferred rent payable                                               12,000
                                                                                -------
                                                                                 64,000
           Deferred tax liabilities:
             Property and equipment                                              14,000
                                                                                 ------
                                                                                 50,000
           Less:  Valuation allowance                                           (50,000)
                                                                                -------
                                                                          $         --
                                                                           ============

                    CCS INTERNATIONAL, LTD. AND AFFILIATES
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                  FOR THE YEARS ENDED JUNE 30, 2001 AND 2000




7.   COMMON STOCK

The common stock of CCS and its Affiliated Companies at June 30, 2001 consists of the following:



                                                                           CCS
                                        Counter                            Counter
                             Counter    Spy Shop                           Spy Shop
                             Spy Shop     of       Security                of
                   CCS         of       Mayfair    Design                  Mayfair
              International, Mayfair,   London,    Group,     Spy Shop,    London,
                  Ltd.         Ltd.       Ltd.       Inc.        Ltd.        Ltd.      Total
Shares
authorized    1,500          1,500      1,000      1,000     1,500         1,500       8,000

Shares
issued        1,000          100        1,000      1,000     1,000         1,000       5,100

Amount        $1,000         $100       $1,000     $1,000    $1,000        $1,000      $5,100


8.     401(K) SAVINGS PLAN

  The Company maintains a qualified deferred compensation plan under section 401(k) of the Internal Revenue Code. Under the plan, employees may elect to defer up to 15% of their salary, subject to the Internal Revenue Service limits. The Company may make a discretionary match as well as a discretionary contribution. The Company did not make any contributions to the plan for the years ended June 30, 2001 and 2000.



9.  LEGAL PROCEEDINGS

On or about May 11, 2000 an action was commenced against CCS in the Supreme Court, New York County, captioned Ergonomic Systems Philippines Inc. v. CCS International Ltd. The plaintiff seeks to recover $81,000, which was paid to CCS in connection with a distributorship agreement between the parties, plus costs and interest. CCS has denied the material allegations of the claim and has raised affirmative defenses thereto. CCS believes that it has valid defenses to the claim.

On or about May 25, 2001, an action was commenced against CCS in the United States District Court for the Southern District of New York, captioned Shenzen Newtek v. CCS International Ltd. The plaintiff seeks to recover $91,500, which was paid to CCS in connection with a distributorship agreement between the parties, plus costs and interest. CCS has denied the material allegations of the plaintiff's claim and has raised affirmative defenses thereto. CCS also asserted a counterclaim seeking damages of $500,000 based upon the plaintiff's alleged breach of the distributorship agreement.

                    CCS INTERNATIONAL, LTD. AND AFFILIATES
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                  FOR THE YEARS ENDED JUNE 30, 2001 AND 2000



On or about October 12, 2001, an action was commenced against CCS in the United States District Court for the Southern District of New York, captioned China Bohai Group C. Ltd. and USA International Business Connections Corp. v. CCS International, Ltd. The plaintiff seeks to recover $250,000 paid to CCS in connection with a distributorship agreement between the parties, plus $5,000,000 of punitive damages and costs and interest. CCS has denied the material allegations of the plaintiff's claim and has raised affirmative defenses thereto. CCS has asserted a counterclaim seeking damages in the approximate amount of $1,150,000 based upon the plaintiff's alleged breach of the parties' distributorship agreement. The Company believes that it has valid defenses to the claim.

In June 1998, a photographer formerly retained by the Company filed suit in U.
S. District Court for the Southern District of New York seeking damages for alleged copyright infringement. The judge in the case has granted the plaintiff partial summary judgment; a hearing to determine damages has not yet been scheduled. Under federal judicial rules, the Company is unable to contest the granting of partial summary judgment until a final judgment has been rendered. The Company believes that it has substantial defenses to the claim asserted in the lawsuit.


In June 2001, a former product licensee of the Company brought suit in Circuit Court, Palm Beach, Florida against the Company. The suit claims that the Company engaged in breach of contract, among other allegations. The Company has moved the complaint to the U. S. District Court for the Southern District of Florida, where it is currently pending. In its answer to the Company, the Company has denied any wrongdoing and has asserted numerous affirmative defenses. The parties have exchanged initial written discovery.

Given that litigation is subject to many uncertainties, it is possible to predict the outcome of the litigation pending against the Company. Accordingly, management has not made an estimate of the amount or range of loss that could result from an unfavorable outcome of pending cases, and the Comany has not provided any amounts in the combined financial statements for unfavorable outcomes, if any. However, it is possible that the Company's business, results of operations, cash flows or financial position could be materially affected by an unfavorable outcome of certain pending litigation. All such cases are being, and will continue to be vigorously defended, and the Company beleives that it has meritorious and valid defenses against all such litigation, as well as valid bases appeal of any adverse verdicts, should they result.

10.  LEASE COMMITMENTS

The Company leases office space and office equipment under non-cancelable operating leases that expire over various periods through 2012. Rent expense under the Company's headquarters lease is being recognized on a straight-line basis to account for rent concessions during the lease term, resulting in deferred rent payable of $29,658. Total rent expense for the year ended June 30, 2001 totaled $268,158. This amount is net of a reversal of fiscal 2000 rent accruals in the amount of $203,840. The reversal relates to a settlement of arrears on the Company's former headquarters in New York City. Excluding this settlement, rent expense for fiscal 2001 would have been $471,998 and selling, general and administrative expenses would have been $4,170,020.

Future minimum rental commitments for all long-term non-cancelable operating leases are as follows:

                 Year ending

                  June 30,                 Amount
                  -------                  ------
                    2002               $  554,861
                    2003                  509,089
                    2004                  433,867
                    2005                  388,980
                    2006                  144,439
                    2007                  787,185
                                        ---------
                Thereafter             $2,818,421
                                        =========


                    CCS INTERNATIONAL, LTD. AND AFFILIATES
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                  FOR THE YEARS ENDED JUNE 30, 2001 AND 2000


11.  RELATED PARTIES


The managing director of the Company's London distributor is a director and officer of the Company.


12.  SUBSEQUENT EVENTS

        A.  STOCK OPTION PLAN

On January 22, 2002, the Board of Directors of CCS adopted and the stockholder approved the 2002 Stock Plan (the "2002 Plan") which provides for the grant of incentive and non-qualified stock options to purchase an aggregate of 2,000,000 shares of common stock. Options may be granted to employees, directors and non-employees. Options to purchase 1,800,500 shares of common stock at exercise prices ranging from $.50 to $1.00 per share have been issued under the 2002 Plan.



        B.  STOCK PURCHASE AGREEMENTS

On January 31, 2002, Mr. Jamil entered into an understanding with two financial consulting companies to sell to them 30% of his interest in the common stock of the Affiliated Companies, excluding Security Design, Inc., for nominal consideration. Mr. Jamil has advised the Company that neither the two financial consultants nor their designees have paid the required consideration for the shares, and that Mr. Jamil has never formally transferred any stock ownership in the Affiliated Companies to the financial consultants or their designees. Further, a total of 1,500,000 shares of CCS Series B Preferred Stock designated in the CCS recapitalization (see Corporate Recapitalization and Reorganization below) were issued to Mr. Jamil in partial exchange for his shares in the Affiliated Companies, rather than to the financial consultants or their designees, as originally provided in certain Exchange Agreements. The Company cannot give any assurance that the financial consultants will not claim that they are entitled to the Series B shares.



        C.  ISSUANCE OF WARRANTS

On February 15, 2002, CCS issued to a consultant five-year warrants to purchase 400,000 shares of common stock at an exercise price of $.50 per share, subject to an anti-dilution provision, as defined. The warrants vest on April 17, 2003. The Company has valued the warrants at $157,000 using the Black-Scholes option pricing model. This amount is being amortized to earnings over the vesting period.



        D. CORPORATE RECAPITALIZATION AND REORGANIZATION

On February 28, 2002. CCS completed a recapitalization and entered into an agreement of merger with a publicly-traded company, as described below. Effective February 28, 2002, CCS amended and restated its certificate of incorporation, increasing the number of authorized shares of common stock from 1,500 shares, no par value to 50,000,000 shares, par value $.0001 per share, and created a class of 10,000,000 shares of preferred stock, par value $.0001 per share. CCS directors have the right to determine the rights, preferences and privileges and restrictions and limitations of the preferred shares. The board of directors has authorized two series of preferred stock, the Series A Preferred stock, consisting of 3,500,000 shares, and the Series B Preferred stock, consisting of 1,500,000 shares. Both Series A and Series B preferred shares have a liquidation preference of $1.00 per share and are each convertible into

                    CCS INTERNATIONAL, LTD. AND AFFILIATES
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                  FOR THE YEARS ENDED JUNE 30, 2001 AND 2000




one share of common stock if CCS has either consolidated annual net revenue of at least $10,000,000 or annual consolidated net income of at least $1,000,000 prior to October 15, 2008. Each share of Series A Preferred stock has 15 votes per share; Series B Preferred stock is nonvoting except as required by law. Also on February 28, 2002, pursuant to an Exchange Agreement dated February 25, 2002, Mr. Jamil exchanged all of his shares in the Affiliated Companies for 3,500,000 shares of CCS Series A Preferred stock and 1,500,000 shares of CCS Series B Preferred stock.



        E. STOCK SPLIT

On February 28, 2002, the CCS Board of Directors approved an 11,900 for 1 forward stock split of common stock.



        F.  MERGER

As of February 28, 2002, CCS, Security Intelligence Technologies, Inc. (then known as HipStyle.Com, Inc.), a Florida corporation ("SIT"), and CCS Acquisition Co., a Delaware corporation ("MergerSub"), entered into an Agreement and Plan of Merger, as amended (the "Merger Agreement"), pursuant to which on April 17, 2002 (the "Effective Date"), MergerSub was merged with and into CCS, and CCS became a wholly-owned subsidiary of SIT. Pursuant to the merger, on the Effective Date, Mr. Jamil, as holder of 3,500,000 shares of Series A Preferred stock, 1,500,000 shares of Series B Preferred stock and 11,900,000 shares of CCS common stock, received an equal number of SIT shares, respectively. In addition, outstanding CCS options to purchase 1,800,500 shares of common stock and warrants to purchase 400,000 shares of common stock were exchanged for similar SIT securities. Further, the existing board of directors and officers of SIT resigned and were replaced by the board of directors and officers of CCS. Following the merger, Mr. Jamil owned approximately 72% of the 16,575,000 shares of SIT common stock then outstanding, and 100% of the outstanding shares of Series A and Series B Preferred Stock. SIT has a June 30 fiscal year end. The merger transaction will be accounted for as a reverse acquisition, since the management and stockholder of CCS obtained control of the merged entity after the transaction was completed. Inasmuch as SIT had no substantive assets or operations at the date of the transaction, the merger has been recorded as an issuance of CCS stock to acquire SIT, accompanied by a recapitalization, rather than as a business combination.


        G.  PLEDGE AGREEMENT

In connection with the closing of the merger, SIT entered into a stock pledge agreement with Atlas Equity Group, Inc. ("Atlas"), the beneficial owner of 2,575,000 shares as of April 17, 2002 of SIT common stock acquired prior to the merger. Under terms of the merger, Atlas agreed to pledge 1,500,000 shares (the "Pledged Shares") until SIT sells shares of common stock sufficient to generate total net cash proceeds prior to June 1, 2002 of not less than $925,000 (the "Target Proceeds"). In the event that it is necessary for SIT to issue an aggregate number of shares of its common stock in excess of 575,000 shares (the "Target Shares") to investors in order to receive the Target Proceeds, the Company is authorized by Atlas to cancel a number of Pledged Shares equal to the difference between the actual number of shares issued and the Target Share amount. As of April 30, 2002, Atlas has not pledged its shares to SIT, nor has SIT raised the Target Proceeds.

                    CCS INTERNATIONAL, LTD. AND AFFILIATES
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                  FOR THE YEARS ENDED JUNE 30, 2001 AND 2000






        H.  EMPLOYMENT AGREEMENT

In April 2002, in connection with the completion of the merger, the Company entered into a three-year employment agreement with Ben Jamil pursuant to which Mr. Jamil agreed to serve as the Company's president and chief executive officer. The agreement calls for an annual base compensation of $250,000 and may be increased on each anniversary date commencing May 1, 2003 by 10% if the Company achieves certain performance criteria. In addition to the base salary, Mr. Jamil is eligible to receive an annual discretionary bonus commencing June 30, 2003, at the sole discretion of the board of directors. Pursuant to the agreement, the Company granted Mr. Jamil a non-qualified stock option to purchase 1,000,000 shares of common stock at an exercise price of $2.00 per share. These options vest upon achievement by the Company of $10,000,000 of annual revenues.



        I.  LEGAL PROCEEDINGS

On May 2, 2002, Menachem Cohen, the vice president of Latin American sales and a director, and two other employees of one of the company's subsidiaries were arrested pursuant to a criminal complaint filed in the United States District Court of the Southern District of Florida. The complaint alleges that such individuals violated federal law in that they intentionally manufactured, assembled, possessed or sold a device used for the surreptitious interception of electronic communications and that the device was sent through the mail or transmitted in intrastate or foreign commerce. Mr. Cohen and the other employees have advised the Company that they are innocent of these charges and that they intend to defend themselves vigorously. On May 3, 2002, Mr. Cohen was released on a $100,000 bond, and the Company guarantieed the obligations under the bond and issued 100,000 shares of common stock as collateral for the repayment of the bond. In addition, Mr Jamil, the company's chairman of the board and chief executive officer, personally guaranteed the repayment of the bond. The Company believes that the charges are without merit.


On May 3, 2002, the Company became aware that the United States Customs
Service might be investigating a possible sale by one of its subsidiaries of certain restricted products without an appropriate license. Management believes that its activities complied with applicable law. However, the cost of legal defense for itself and its employees could have a material adverse effect on the Company's operations, cash flows and financial condition.

      CCS INTERNATIONAL, LTD. AND SUBSIDIARIES AND SECURITY INTELLIGENCE
                              TECHNOLOGIES, INC.

              UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION


The following pro forma combined financial statements give effect to the merger of CCS International, Ltd. ("CCS") and Security Intelligence Technologies, Inc. ("SIT"), which occurred on April 17, 2002. The transactions described in Note 1 have been accounted for as a reverse acquisition, since the management and stockholder of CCS obtained control of the merged entity after the transaction was completed. Under reverse acquisition accounting, CCS is considered the accounting acquirer and SIT is considered the accounting acquiree. Inasmuch as SIT had no substantive assets or operations at the date of the transaction, the merger has been recorded as an issuance of CCS stock to acquire SIT, accompanied by a recapitalization, rather than as a business combination.

The following unaudited pro forma combined financial statements include the historical financial statements of CCS and SIT as of and for the nine months ended March 31, 2002, and for the year ended June 30, 2001. The unaudited pro forma combined financial statements give effect to the merger as if it had occurred on March 31, 2002 for purposes of the unaudited pro forma combined balance sheet, and on July 1, 2000 for purposes of the unaudited pro forma combined statements of operations. The financial statements include adjustments directly attributable to the transactions and expected to have a continuing impact on the combined company.

These statements should be read in conjunction with the historical financial statements and notes thereto of CCS included in this Form 8-K, and the historical financial statements and notes thereto of SIT included in its Quarterly Report on Form 10-QSB for the nine months ended March 31, 2002 and its Annual Report on form 10-KSB for the year ended June 30, 2001.

      CCS INTERNATIONAL, LTD. AND SUBSIDIARIES AND SECURITY INTELLIGENCE
                              TECHNOLOGIES, INC.
                  UNAUDITED PROFORMA COMBINED BALANCE SHEETS
                                MARCH 31, 2002
                                 (Unaudited)


                                                        Historical
                                                        ----------
                                                                   Security
                                                     CCS       Intelligence       Pro                   Pro
                                               International,  Technologies,     Forma                 Forma
                                                    Ltd.           Inc.       Adjustments            Combined
                                                    ----           ---        -----------            --------
ASSETS
Current assets:
  Cash                                       $       8,843     $                   75,000 (b)     $    83,843
  Inventory                                      2,039,443                                          2,039,443
  Prepaid expenses and other current assets        199,536           347    $                         199,883
                                               -----------       -------     ------------          ----------
    Total current assets                         2,247,822           347           75,000           2,329,169
Property and equipment - net
 depreciation and amortization                     245,551                                            245,551
Other assets                                        37,233                                             37,233
                                              ------------     --------      ------------          ----------
Total assets                                   $ 2,530,606      $    347    $      75,000          $2,605,953
                                                ==========       =======     ============          ==========

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Notes payable - bank                         $   400,000     $            $                     $   400,000
  Accounts payable and accrued expenses          1,584,215        82,497                            1,666,712
  Note payable - stockholder                       569,000                                            569,000
  Deferred revenue                                 994,912                                            994,912
                                               -----------   -----------      -----------          ----------
                                                 3,548,127        82,497               --           3,630,624

Stockholders' deficit
  Common stock                                       1,190           460                8 (b)           1,658
  Preferred stock                                      500            --                                  500
    Additional paid-in capital                      31,410       119,740         (202,350)(a)          23,792
                                                                                   74,992 (b)
  Accumulated deficit                           (1,050,621)     (202,350)         202,350 (a)     (1,050,621)
                                                ----------      --------         --------         -----------
    Total stockholders' (deficit) equity        (1,017,521)      (82,150)          75,000         (1,024,671)
                                               ------------   ----------    -------------         -----------
Total liabilities and stockholders' deficit   $  2,530,606 $         347    $      75,000         $ 2,605,953
                                               ===========  ============     ============          ==========

        The accompanying notes are an integral part of these pro forma financial statements.

      CCS INTERNATIONAL, LTD. AND SUBSIDIARIES AND SECURITY INTELLIGENCE
                              TECHNOLOGIES, INC.
             UNAUDITED PROFORMA COMBINED STATEMENTS OF OPERATIONS
                       NINE MONTHS ENDED MARCH 31, 2002

                                                        Historical
                                                        ----------
                                                                 Security
                                                     CCS       Intelligence       Pro          Pro
                                               International,  Technologies,     Forma        Forma
                                                    Ltd.           Inc.       Adjustments   Combined
                                                    ----           ---        -----------   --------
Sales                                          $ 4,121,664      $     --      $     --    $ 4,121,664

Cost of sales                                    1,652,786            --            --      1,652,786
                                                 ---------      --------       --------    ----------

Gross profit                                     2,468,878            --            --      2,468,878

Selling, general and administrative expenses     3,639,708        21,444         86,000(a)  3,747,152
                                                 ---------      --------         ------    ----------

Loss from operations                            (1,170,830)      (21,444)       (86,000)   (1,278,274)

Interest expense                                    23,088            --             --         23,088
                                                 ---------      --------       --------  -------------

Loss before income taxes (tax benefit)          (1,193,918)      (21,444)       (86,000)   (1,301,362)

Income taxes (tax benefit)                         (33,000)           --             --       (33,000)
                                                -----------     --------      ---------   -----------

Net loss                                       $(1,160,918)     $(21,444)     $ (86,000)  $(1,268,362)
                                                ==========       =======       ========    ==========

Loss per share, basic and diluted                 $(.10)         $(.01)                        $(0.08)
                                                    ====          =====                         =====

Weighted average number of shares outstanding   11,900,000     4,600,000         75,000(b) 16,575,000
                                                ==========     =========         ======    ==========

        The accompanying notes are an integral part of these pro forma financial statements

       CCS INTERNATIONAL, LTD. AND SUBSIDIARIES AND SECURITY INTELLIGENCE
                               TECHNOLOGIES, INC.
              UNAUDITED PROFORMA COMBINED STATEMENTS OF OPERATIONS
                            YEAR ENDED JUNE 30, 2001



                                                        Historical
                                                        ----------
                                                                    Security
                                                     CCS          Intelligence         Pro              Pro
                                               International,     Technologies,       Forma            Forma
                                                    Ltd.              Inc.         Adjustments       Combined
                                                    ----              ---          -----------       --------
Sales                                          $ 6,229,244         $     --       $        --      $ 6,229,244

Cost of sales                                    2,624,205               --                --        2,624,205
                                                 ---------         --------          --------       ----------

Gross profit                                     3,605,039               --                --        3,605,039

Selling, general and administrative expenses     3,980,662           91,201           115,000(a)     4,186,863
                                               -----------         --------           -------       ----------

Loss from operations                              (375,623)         (91,201)         (115,000)        (581,824)

Interest expense                                    51,704              101                --           51,805
                                             -------------         --------         ---------       ----------

(Loss) income before income taxes (benefit)       (427,327)         (91,302)         (115,000)        (633,629)

Income taxes (benefit)                            (101,000)              --                --         (101,000)
                                              -------------        --------         ---------       ----------

Net loss                                     $    (326,327)        $(91,302)       $ (115,000)     $  (532,629)
                                              ============          =======         ==========      ==========

Loss per share, basic and diluted                    (.03)         $  (.02)                               (.03)

Weighted average number of shares               11,900,000        4,564,836            75,000(b)    16,539,836
                                                ==========        =========            ======       ==========

        The accompanying notes are an integral part of these pro forma financial statements

      CCS INTERNATIONAL, LTD. AND SUBSIDIARIES AND SECURITY INTELLIGENCE
                              TECHNOLOGIES, INC.
          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


1.  DESCRIPTION OF TRANSACTIONS

As of February 28, 2002, CCS, Security Intelligence Technologies, Inc. (then known as HipStyle.Com, Inc.), a Florida corporation ("SIT"), and CCS Acquisition Co., a Delaware corporation ("MergerSub"), entered into an Agreement and Plan of Merger, as amended (the "Merger Agreement"), pursuant to which on April 17, 2002 (the "Effective Date"), MergerSub was merged with and into CCS, and CCS became a wholly-owned subsidiary of SIT. Pursuant to the merger, on the Effective Date, the holders of 3,500,000 shares of Series A Preferred stock, 1,500,000 shares of Series B Preferred stock and 11,900,000 shares of CCS common stock received an equal number of SIT shares, respectively. In addition, outstanding CCS options to purchase 1,800,500 shares of common stock and warrants to purchase 400,000 shares of common stock were exchanged for respective SIT securities. The transaction will be accounted for as a reverse acquisition with CCS deemed to be the accounting acquirer and SIT the acquired entity. Accordingly, the accumulated deficit of SIT has been eliminated in the pro forma combination.

Following the merger, the sole stockholder of CCS, Ben Y. Jamil owned approximately 72% of the 16,575,000 shares of SIT common stock then outstanding, and 100% of the outstanding shares of Series A and Series B Preferred Stock. SIT and CCS both have a June 30 fiscal year end.

b.      PRO FORMA ADJUSTMENTS

Balance sheet:
a. Eliminates the accumulated deficit of SIT offset by a charge to paid-in capital.

b. Records the sale of 75,000 shares of SIT common stock for $1.00 per share in connection with the closing.

Statement of operations:
        [correct numbering]
a. Records the effect of an increase in Mr. Jamil's annual salary to $250,000 pursuant to an employment contract issued in connection with the merger.

b. Records the issuance of additional shares in the merger. CCS historical common shares outstanding for the year ended June 30, 2001 have been adjusted retroactively to give effect to a recapitalization and forward stock split that occurred on February 28, 2002.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                     SECURITY INTELLIGENCE TECHNOLOGIES, INC.



Dated:  July 1, 2002                 /s/ Ben Jamil
                                     ----------------------------
                                     Ben Jamil
                                     Chairman of the Board of Directors,
                                     President and Chief Executive Officer